EXHIBIT 10.35
FIRST AMENDMENT

This First Amendment to Loan Agreement (this “First Amendment”), dated as of January 5, 2026 (the “Effective Date”), is entered into by and among GERON CORPORATION, a Delaware corporation (as “Borrower” and a Credit Party), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership formed in England and successor-in-interest to BioPharma Credit PLC (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership (as a “Lender”).
RECITALS
WHEREAS, Borrower, Guarantors from time-to-time party thereto, the Collateral Agent and the Lenders have entered into that certain Loan Agreement, dated as of November 1, 2024 (the “Loan Agreement”); and
WHEREAS, in accordance with Section 11.5 of the Loan Agreement, Borrower, Collateral Agent and Lenders desire to amend the Loan Agreement to modify certain terms and conditions, in each case on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound by this First Amendment, the undersigned hereby agrees and declares as follows:
SECTION 1.    Definitions; Interpretation. All capitalized terms used in this First Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this First Amendment and are incorporated herein by this reference.
SECTION 2.    Amendments to the Loan Agreement.
(a)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety Section 3.6 of the Loan Agreement and replacing it as follows:
“Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain any Term Loan, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Advance Request Form (but for the funds flow to be attached thereto) for such Term Loan executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees to advance its Applicable Percentage of such Term Loan to Borrower

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on the Tranche A Closing Date, Tranche B Closing Date or Tranche C Closing Date, as applicable, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower at least two (2) Business Days prior to the Tranche A Closing Date, Tranche B Closing Date or Tranche C Closing Date, as applicable; provided, however, that, with respect to the Tranche B Loan, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile, at its option should it wish to obtain the Tranche B Loan, such completed Advance Request Form no later than July 30, 2026; provided, further, that, with respect to the Tranche C Loan, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile, at its option should it wish to obtain the Tranche C Loan, such completed Advance Request Form no earlier than the date on which the Tranche C Net Sales Trigger has occurred and no later than July 30, 2026.”
(b)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the definition of “Tranche B Closing Date” in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche B Closing Date” means the date on which the Tranche B Loan is advanced by Lenders, which, as indicated in the Advance Request Form in the form of Exhibit A hereto for the Tranche B Loan and subject to the satisfaction of the conditions precedent to the Tranche B Loan set forth in Section 3.2, Section 3.4, Section 3.5 and Section 3.6, shall be sixty (60) days (or such shorter period as may be agreed to by Lenders) following the delivery by Borrower to the Collateral Agent of the completed Advance Request Form for the Tranche B Loan and, in no event, later than September 30, 2026.”

(c)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the definition of “Tranche B Commitment” in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche B Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche B Loan on the Tranche B Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if the Tranche B Closing Date does not occur on or before September 30, 2026 (at such time in either case, for purposes of this Agreement, such Lender’s Tranche B Commitment equals zero).”
(d)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the definition of “Tranche B Loan Amount” in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche B Loan Amount” means an original principal amount equal to Seventy-Five Million Dollars ($75,000,000.00); provided, however, that if the Tranche B Closing Date does not occur on or before September 30, 2026, then the Tranche B Loan Amount, from and after such time for purposes of this Agreement, equals zero.”

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(e)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the definition of “Tranche C Closing Date” in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche C Closing Date” means the date on which the Tranche C Loan is advanced by Lenders, which, as indicated in the Advance Request Form in the form of Exhibit A hereto for the Tranche C Loan and subject to the satisfaction of the conditions precedent to the Tranche C Loan set forth in Section 3.3, Section 3.4, Section 3.5 and Section 3.6, shall be sixty (60) days (or such shorter period as may be agreed to by Lenders) following the delivery by Borrower to the Collateral Agent of a completed Advance Request Form for the Tranche C Loan and, in no event, earlier than the date that is sixty (60) days (or such shorter period as may be agreed to by Lenders) after the occurrence of the Tranche C Net Sales Trigger or later than September 30, 2026.”
(f)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the definition of “Tranche C Commitment” in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche C Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Tranche C Loan on the Tranche C Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto; provided, however, that the parties hereto agree that such commitment, and any obligations of such Lender hereunder with respect thereto, shall terminate automatically without any further action by any party hereto and be of no further force and effect if the Tranche C Closing Date does not occur on or before September 30, 2026 (at such time in either of which case, for purposes of this Agreement, such Lender’s Tranche C Commitment equals zero).”
(g)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the definition of “Tranche C Loan Amount” in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche C Loan Amount” means an original principal amount requested by Borrower of Fifty Million Dollars ($50,000,000.00); provided, however, that if the Tranche C Net Sales Trigger does not occur on or before November 30, 2025 or the Tranche C Closing Date does not occur on or before September 30, 2026, then in either such case the Tranche C Loan Amount, from and after such time for purposes of this Agreement, equals zero.”
(h)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety Section 2.2(e)(i) of the Loan Agreement and replacing it as follows:
“Any prepayment of the Tranche A Loan by Borrower (A) pursuant to Section 2.2(c) or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to May 1, 2027 shall, in any such case, be accompanied by payment of an amount equal to the Tranche A Makewhole Amount.”

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(i)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the definition of “Tranche A Makewhole Amount” in Section 13.1 of the Loan Agreement and replacing it as follows:
““Tranche A Makewhole Amount” means, as of the date of any prepayment of the Tranche A Loan occurring prior to May 1, 2027, pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the sum of all interest that would have accrued and been payable from such date of prepayment through May 1, 2027 on the amount of principal prepaid. For purposes of calculating the Tranche A Makewhole Amount: (a) the date of determination shall be such date of prepayment, using the interest rate as in effect on such date, provided, that, for purposes of any such prepayment pursuant to Section 2.2(c)(ii), the date of determination shall be the date on which the Change in Control is consummated; and (b) the Default Rate shall not apply to any interest that would have accrued and been payable from and after such date of determination.”
(j)With effect as of the Effective Date, the Loan Agreement shall be amended by deleting in its entirety the notice details of the Collateral Agent in Section 9 of the Loan Agreement and replacing them as follows:
“BioPharma Credit PLC
c/o MUFG Corporate Governance Limited
51 Lime Street
19th Floor
London, United Kingdom
EC3M 7DQ
Attn: Company Secretary
Email: biopharmacreditplc@cm.mpms.mufg.com

with a copy to (which shall not constitute notice) to:
BioPharma Credit PLC
c/o Pharmakon Advisors, LP
110 East 59th Street, # 2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com
and
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: +1 (212) 872-8081
Email: gsecol@akingump.com”

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(k)The Loan Agreement shall be amended by deleting in their entirety the notice details of BPCR Limited Partnership in Exhibit D of the Loan Agreement and replacing them as follows:
“BPCR LIMITED PARTNERSHIP
c/o MUFG Corporate Governance Limited
51 Lime Street
19th Floor
London, United Kingdom
EC3M 7DQ
Attn: Company Secretary
Email: biopharmacreditplc@cm.mpms.mufg.com

with copies (which shall not constitute notice) to:
PHARMAKON ADVISORS, LP
110 East 59th Street, #2800
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Tel: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: pharmakon@pharmakonadvisors.com
and
AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Tel: +1 (212) 872-8081
Email: gsecol@akingump.com”
SECTION 3.    Representations and Warranties; Reaffirmation.
(l)Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:
(i)    Borrower has all requisite power and authority to enter into this First Amendment and to carry out the transactions contemplated hereby.
(ii)    This First Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

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(iii)    The execution, delivery and performance by Borrower of this First Amendment have been duly authorized and do not and will not: (A) contravene the terms of such Person’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Person or any of its properties or assets are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including such Person’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of such Person’s or any Subsidiary’s obligations under, any Material Contract.
(iv)    Both before and immediately after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.
(m)Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this First Amendment, except as expressly provided herein. By executing this First Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this First Amendment.
SECTION 4.    References to and Effect on Loan Documents. Except as specifically set forth herein, this First Amendment shall not modify or in any way or affect any of the terms, conditions, covenants, representations and warranties contained in the Loan Agreement or any other Loan Document, or any of the rights of the Lenders and the Collateral Agent therein, which shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically set forth herein, the execution, delivery and effectiveness of this First Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future

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breaches, violations or defaults of or under any provisions of the Loan Agreement or any other Loan Document nor constitute a novation of any of the Obligations under the Loan Agreement or any other Loan Document, (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any other Loan Document or any right, power or remedy of any Lender or the Collateral Agent therein, or (iii) constitute a course of dealing or other basis for altering the Loan Agreement or any other Loan Document. Except as set forth herein, each of the Lenders and the Collateral Agent reserves all of its rights, powers, and remedies under the Loan Documents and Requirements of Law.
SECTION 5    Successors and Assigns. This First Amendment binds and is for the benefit of Borrower, the other Credit Parties, Lenders, and Collateral Agent and each of their respective successors and permitted assigns.
SECTION 6.    Governing Law; Venue; Jury Trial Waiver. This First Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 10 (Choice of Law, Venue and Jury Trial Waiver) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this First Amendment.
SECTION 7.     Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one First Amendment. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this First Amendment. The words “execution,” “signed,” “signature,” and words of like import in this First Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to be duly executed and delivered as of the date first above written.
GERON CORPORATION,
as Borrower and a Credit Party on its own behalf
and on behalf of each other Credit Party

By: /s/ Michelle Robertson

Name:    Michelle Robertson
Title:    Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to First Amendment]

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BIOPHARMA CREDIT PLC,
as Collateral Agent
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner

By /s/ Pedro Gonzalez de Cosio

Name: Pedro Gonzalez de Cosio
Title: Managing Member

BPCR LIMITED PARTNERSHIP,
as a Lender
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner

By /s/ Pedro Gonzalez de Cosio

Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as a Lender
By: Pharmakon Advisors, LP,
    its Investment Manager
    By: Pharmakon Management I, LLC,
    its General Partner

[Signature Page to First Amendment]

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By /s/ Pedro Gonzalez de Cosio

Name: Pedro Gonzalez de Cosio
Title: Managing Member
[Signature Page to First Amendment]

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